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                                                            EXHIBIT (10)(iii)(A)


                  (Amended and Restated as of January 1, 1989)



                                    ARTICLE I

                            ESTABLISHMENT AND PURPOSE

     There is hereby established by the Company a plan which shall be known as the "HOUGHTON MIFFLIN COMPANY SUPPLEMENTAL BENEFITS PLAN". The Plan is established, and shall be maintained, solely for the purpose of providing (a) benefits for certain Employees in excess of the limitations imposed by Sections 415 and/or 401(a)(17) of the Code on benefits payable to those Employees under the Houghton Mifflin Pension Plan, and (b) benefits for certain Employees to make up for such Employee's loss of Additional Company Contributions solely by reason of the limitations imposed by Section 401(a)(17) of the Code on the amount of Compensation which can be taken into account under the Houghton Mifflin Company Employees' Savings and Thrift Plan.


                                   ARTICLE II

                                   DEFINITIONS

     Whenever used in this Plan, unless the context clearly indicates otherwise, the following terms shall have the following meaning:

     2.01 "Actuarial Equivalent" shall have the same meaning as set forth in the Pension Plan.

     2.02 "Additional Company Contributions" shall mean the additional (i.e., matching) Company contributions which are provided for under Section 4.02 of the ESTP.




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     2.03 "Board of Directors" shall mean the Board of Directors of Houghton
Mifflin Company in office from time to time.

     2.04 "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

     2.05 "Company" shall mean Houghton Mifflin Company, and its participating subsidiaries under the Pension Plan and/or the ESTP.

     2.06 "Eligible Employee" shall mean any Employee (a) who is a participant in the Pension Plan and/or the ESTP, (b) whose benefits under the Pension Plan are limited by the provisions of that plan which are designed to comply with
Section 415 and/or 401(a)(17) of the Code and/or whose Additional Company Contributions under the ESTP are limited by the provisions of that plan which are designed solely to comply with Section 401(a)(17) of the Code, and (c) who is a management or highly compensated employee within the meaning of Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended.

     2.07 "Employee" shall mean any person who is receiving remuneration directly from the Company for personal services rendered to the Company as a common law employee.

     2.08 "ESTP" shall mean the provisions of the Houghton Mifflin Company Emloyees' Savings and Thrift Plan as in effect from time to time.

     2.09 "Supplemental Pension Benefit" shall mean that amount determined in accordance with Section 4.01.

     2.10 "Supplemental ESTP Benefit" shall mean the amount determined in accordance with Section 7.02.



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     2.11 "Pension Plan" shall mean the provisions of the Houghton Mifflin
Pension Plan as in effect from time to time.

     2.12 "Plan" shall mean the Houghton Mifflin Company Supplemental Benefits Plan as set forth herein, together with any and all amendments and supplements hereto.

     2.13 "Pension Plan Benefit" shall mean that amount payable under the applicable provisions of the Pension Plan.

                                   ARTICLE III

                             EFFECTIVE DATE OF PLAN

     3.01 EFFECTIVE DATE. This amended and restated Plan shall be effective as of January 1, 1989. The amended and restated Plan shall apply to Employees who retire or terminate their employment with the Company on or after said effective date. Employees who retired or terminated their employment with the Company prior to said effective date shall be covered by the terms of the Plan as in effect prior to this amendment and restatement.


                                   ARTICLE IV

                     AMOUNT OF SUPPLEMENTAL PENSION BENEFIT

     4.01 SUPPLEMENTAL PENSION BENEFIT. The monthly amount of an Eligible Employee's Supplemental Pension Benefit shall be equal to the excess, if any, of
(i) the amount of the Pension Plan Benefit that would be payable to such Eligible Employee under the Pension Plan if the provisions of that plan were administered without regard to the limitations imposed by Sections 415 and 401(a)(17) of the Code, over (ii) the amount of the Pension Plan Benefit payable to such Eligible Employee under the Pension Plan. Except as otherwise provided by Section 4.02, such Supplemental Pension Benefit shall be determined at the time the Eligible





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Employee's Pension Plan Benefit is payable under the Pension Plan and shall reflect the form of benefit payable to such Eligible Employee. Nothing in this Plan shall be construed to cut back or reduce any benefit payable to an Eligible Employee under the Pension Plan. The sole purpose and intent of this Article IV is to provide to Eligible Employees those benefits which would have been payable under the Pension Plan but for the limitations imposed upon that plan by Sections 415 and 401(a)(17) of the Code.

     4.02 POST-RETIREMENT ADJUSTMENTS. If after the date an Eligible Employee's Pension Plan Benefit becomes payable under the Pension Plan, the amount of his Pension Plan Benefit under the Pension Plan is adjusted to reflect an increase in the maximum benefit limitation imposed by Section 415 of the Code or the limitations imposed by Section 401(a)(17) of the Code, then such Eligible Employee's Supplemental Pension Benefit hereunder shall be reduced by an amount equal to the amount of such increase in his Pension Plan Benefit. Any such reduction in an Eligible Employee's Supplemental Pension Benefit hereunder shall be made coincident with the date of any increase in such Eligible Employee's Pension Plan Benefit.

                                    ARTICLE V

                      FORM OF SUPPLEMENTAL PENSION BENEFIT

     5.01 NORMAL FORM. The normal form of benefit payable to an Eligible Employee under Article IV shall be a monthly benefit, payable on a single life basis commencing as of the first day of the month next following the Eligible Employee's sixty-fifth (65th) birthday or his actual retirement (whichever is later) but in no event later than his seventieth (70th) birthday, which is Actuarially Equivalent to such Eligible Employee's Supplemental Pension Benefit.







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     5.02 OPTIONAL FORMS. Prior to the commencement of payment of the
Supplemental Pension Benefit hereunder and under the Pension Plan, an Eligible Employee may make a written request to the Company that his Supplemental Pension Benefit under this Plan be paid in the same form and at the same time as his Pension Plan Benefit is to be paid under the Pension Plan, with appropriate adjustment to assure that such benefit payments are Actuarially Equivalent to such Eligible Employee's Supplemental Pension Benefit. The Company shall determine, in its sole discretion, whether to allow such optional form of benefit, and any allowance of an optional form of benefit may be revoked by the Company at any time prior to the death of the Eligible Employee. Notwithstanding any provision herein to the contrary, (i) the Company, in its sole discretion, may require that an Eligible Employee's Supplemental Pension Benefit under this Plan be paid in the same form and at the same time as his Pension Plan Benefit is paid under the Pension Plan, and (ii) any monthly benefit payable hereunder (including benefits payable to a surviving spouse or beneficiary pursuant to Article VI) which is less than a minimum amount established by the Company from time to time may be paid in an Actuarially Equivalent amount, either quarterly, semi-annually, annually or by means of a lump sum settlement, as the Company shall determine in its sole discretion.


                                   ARTICLE VI

                          PRE-RETIREMENT DEATH BENEFITS

     6.01 GENERAL. If the surviving spouse or beneficiary of an Eligible Employee who dies prior to the commencement of Pension Plan Benefit payments under the Pension Plan is entitled to receive a benefit under the applicable provisions of the Pension Plan (as set forth in Articles VII and VIII thereof), then such surviving spouse or beneficiary shall be entitled to




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receive a benefit hereunder equal to the excess, if any, of (i) the amount of the benefit that would be payable to such surviving spouse or beneficiary under the Pension Plan if the provisions of that plan were administered without regard to the limitations imposed by Sections 415 and 401(a)(17) of the Code, over (ii) the amount of the benefit actually payable to such surviving spouse or beneficiary under the Pension Plan. Except as otherwise provided in Section 5.02, the benefit payable under this Plan to such surviving spouse or beneficiary shall be paid in the same form and at the same time as the benefit payable under the Pension Plan to such surviving spouse or beneficiary.


                                   ARTICLE VII

                           SUPPLEMENTAL ESTP BENEFITS

     7.01 ELIGIBLE EMPLOYEE ACCOUNTS. As of December 31 of each calendar year, the Company shall credit to a bookkeeping account for each Eligible Employee an amount equal to the excess, if any, of (i) the aggregate Additional Company Contribution which would have been credited to such Eligible Employee's Company Account under the ESTP for the calendar year ending on such December 31 but for the limitation imposed by Section 401(a)(17) of the Code on the amount of such Eligible Employee's compensation which can be taken into account under the ESTP, over (ii) the Additional Company Contributions actually credited to such Eligible Employee's Company Account under the ESTP for such year. In addition, the average of the amount credited to the Eligible Employee's account as of such December 31 (after the credit referred to in the preceding sentence for such year) and as of the next preceding December 31 shall be credited with interest equivalents as of such December 31 at a rate equal to the average sixty-day treasury bill (month-end rate) yield during such calendar year.






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     7.02 SUPPLEMENTAL ESTP BENEFIT. Upon termination of employment with the
Company (for retirement, death or any other reason), an Eligible Employee will be entitled to receive a Supplemental ESTP Benefit equal to the full amount credited to such Eligible Employee's account established under Section 7.01, determined as of the December 31 coincident with or next following such termination of employment. Such Supplemental ESTP Benefit will be paid in a single lump sum cash payment within thirty (30) days after said December 31. Payment shall be made to the Eligible Employee if he is then living; otherwise payment shall be made to the person (or persons) to whom payments are to be made under the ESTP in the event of such Eligible Employee's death.

                                  ARTICLE VIII

                                  UNFUNDED PLAN

     8.01 NO FUNDING REQUIRED. There is no fund associated with this Plan. The Company shall be required to make payments only as benefits become due and payable. No Employee, Eligible Employee or any surviving spouse or any beneficiary thereof shall have any right, other than the right of an unsecured general creditor, against the Company in respect of the benefits payable, or which may be payable, to such Employee, Eligible Employee, surviving spouse or beneficiary hereunder. If the Company, acting in its sole discretion, establishes a reserve or other fund associated with this Plan, then, except as may otherwise be provided in the instrument pursuant to which such reserve or fund is established, no Employee, Eligible Employee, surviving spouse or any beneficiary thereof shall have any right to or interest in any specific amount or asset of such reserve or fund by reason of amounts which may be payable to such person under this Plan, nor shall such person have any right to receive




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any payment under this Plan except as and to the extent expressly provided in this Plan.


                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

     9.01 NON-GUARANTEE OF EMPLOYMENT. Nothing contained in this Plan shall be construed as a contract of employment between the Company and any Employee or Eligible Employee, or as a right of any such Employee or Eligible Employee to be continued in the employment of the Company, or as a limitation of the right of the Company to deal with any Employee or Eligible Employee, as to their hiring, discharge, layoff, compensation, and all other conditions of employment in all respects as though this Plan did not exist.

     9.02 RIGHTS UNDER PENSION PLAN AND ESTP. Nothing in this Plan shall be construed to limit, broaden, restrict, or grant any right to an Employee, Eligible Employee, surviving spouse or any beneficiary thereof under the Pension Plan or the ESTP, nor to grant any additional rights to any such Employee, Eligible Employee, surviving spouse or beneficiary thereof under the Pension Plan or the ESTP, nor in any way to limit, modify, repeal or otherwise affect the Company's right to amend or modify the Pension Plan and the ESTP.

     9.03 AMENDMENTS/TERMINATION. The Company reserves the right to make from time to time amendments to or terminate this Plan by vote duly adopted by the Board of Directors (or any duly authorized committee thereof), provided, however, that no such amendment or termination shall cause a reduction or cessation of the Supplemental Pension Benefits of any former Eligible Employee who has retired or otherwise terminated employment with the Company prior to the adoption of such vote of amendment or termination, provided further that no such amendment or termination shall cause the Supplemental Pension Benefit of any active




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Eligible Employee to be less than the lesser of (a) the Supplemental Pension
Benefit to which the Eligible Employee would have been entitled hereunder if such Eligible Employee had terminated employment with the Company immediately prior to the adoption of such vote of amendment or termination or (b) the Supplemental Pension Benefit to which the Eligible Employee would have been entitled hereunder had the Plan continued in effect, without amendment, to the date of such Eligible Employee's actual retirement or other termination of employment, and provided further that no such amendment or termination shall adversely affect the amount of Supplemental ESTP Benefit payable to any Eligible Employee on account of amounts credited to such Eligible Employee's account hereunder pursuant to the first sentence of Section 7.01 prior to the adoption of such amendment or termination.

     9.04 NON-ASSIGNABILITY. The benefits payable under this Plan shall not be subject to alienation, assignment, pledge, garnishment, execution or levy of any kind and any attempt to cause any Supplemental Pension Benefit or Supplemental ESTP Benefit to be so subjected shall not be recognized.

     9.05 PLAN ADMINISTRATION. The Plan shall be operated and administered by the Board of Directors (or by any person or committee duly authorized by the Board) whose decision on all matters involving the interpretation and administration of the Plan shall be final and binding.





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     9.06 SUSPENSION OF SUPPLEMENTAL PENSION BENEFITS. Payment of Supplemental
Pension Benefits under this Plan to a retired Eligible Employee who is reemployed by the Company prior to age seventy (70) will be suspended on the first day of the month coinciding with or next following completion of 1,000 "hours of service" (as that term is defined in the Pension Plan) during a calendar year. The payment of a Supplemental Pension Benefit hereunder will resume on the earlier of the following dates:

          (a) first day of the month coinciding with or next following termination of employment;

          (b) first day of the month coinciding with or next following attainment of age seventy (70);

          (c) the July 1 coinciding with or next following a reduction in the Eligible Employee's work schedule such that the Eligible Employee will be credited with less than 1000 "hours of service" in a calendar year; or

          (d) as of the first of the month during which a reduction in the Eligible Employee's work schedule is such that payment of Pension Plan Benefits is mandated by law.

     At the time of resumption of payments to such Eligible Employee, his Supplemental Pension Benefit hereunder shall be recomputed, provided that the Company may, in its sole discretion, reduce the amount so computed in such manner as it determines to be necessary to avoid any duplication of benefits hereunder.

     9.07 WITHHOLDING OF TAXES, ETC. All amounts payable hereunder shall be reduced for the amounts required to be withheld pursuant to any applicable governmental law or regulation with respect to taxes or any similar provisions.




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     9.08 SUCCESSOR COMPANY. In the event of the dissolution, merger, consolidation or reorganization of the Company, provision may be made by which a successor to all or a major portion of the Company's property or business shall continue the Plan, and the successor shall have all of the powers, duties and responsibilities of the Company under the Plan.

     9.09 GOVERNING LAW. This Plan shall be construed and enforced in accordance with, and governed by, the laws of the Commonwealth of Massachusetts.









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